Exhibit 99.1
Ichor Holdings, Ltd. Announces First Quarter 2023 Financial Results
FREMONT, Calif., May 9, 2023–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced first quarter 2023 financial results.
First quarter 2023 highlights:
•Revenues of $226 million, at the mid-point of our guidance range communicated in February;
•Gross margin of 14.7% on a GAAP basis and 15.5% on a non‑GAAP basis; and
•Earnings per share of $0.00 on a GAAP basis and $0.38 on a non-GAAP basis.
“We are pleased to report that first quarter results were aligned with our expectations going into the quarter,” commented Jeff Andreson, chief executive officer. “With revenues of $226 million right around the midpoint of guidance, gross margin was at the lower end of the range due to the less favorable mix of revenues during the quarter. However, we closely managed operating expenses toward the lower end of forecast, and our operating margin was consistent with our expectations at this revenue level. Non-GAAP EPS was higher than forecast due to the change in geographic mix of profits expected through the year, which resulted in a net tax benefit.
“As our June quarter outlook indicates, the near-term demand environment has become increasingly challenging. To date in 2023, the industry has witnessed additional weakness, primarily from the memory market, as well as a softening outlook for leading-edge logic. As a result, our revenue decline for the second quarter is greater than what we were expecting a quarter ago. Fortunately, with our current visibility, we expect our revenues to be sequentially higher as we progress through the second half.” Mr. Andreson concluded, “During this time, we will continue to focus on driving share gains for our proprietary products and make investments in new offerings that support our customers’ long-term technology roadmaps, until the demand environment improves – which it inevitably will.”

	Q1 2023	Q4 2022	Q1 2022
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$225,870	$301,720	$293,146
Gross margin	14.7%	16.2%	15.0%
Operating margin	2.1%	6.0%	3.6%
Net income (loss)	$(5)	$14,197	$8,039
Diluted EPS	$0.00	$0.49	$0.28

	Q1 2023	Q4 2022	Q1 2022
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	15.5%	16.7%	16.0%
Operating margin	6.1%	8.9%	8.4%
Net income	$11,128	$21,005	$20,178
Diluted EPS	$0.38	$0.72	$0.70

U.S. GAAP Financial Results Overview
For the first quarter of 2023, revenue was $225.9 million, net loss was $0.0 million, and net loss per basic and diluted share (“diluted EPS”) was $0.00. This compares to revenue of $301.7 million and $293.1 million, net income of $14.2 million and $8.0 million, and diluted EPS of $0.49 and $0.28, for the fourth quarter of 2022 and first quarter of 2022, respectively.

Non-GAAP Financial Results Overview
For the first quarter of 2023, non-GAAP net income was $11.1 million and non-GAAP diluted EPS was $0.38. This compares to non-GAAP net income of $21.0 million and $20.2 million, and non-GAAP diluted EPS of $0.72 and $0.70, for the fourth quarter of 2022 and first quarter of 2022, respectively.

Second Quarter 2023 Financial Outlook
For the second quarter of 2023, we expect revenue to be in the range of $170.0 million to $190.0 million. We expect GAAP diluted EPS to be in the range of $(0.01) to $0.00 and non-GAAP diluted EPS to be in the range of $(0.08) to $0.08.
This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets and share-based compensation expense, including the tax adjustments related to these non-GAAP adjustments, as well as any items that are unknown at this time, such as non-recurring tax-related items or other unusual or infrequent items. We cannot provide a reconciliation of our non-GAAP diluted EPS outlook for the second quarter of 2023 because we are unable to provide a meaningful estimation of such unknown items without unreasonable efforts due to their inherent uncertainty. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP..

Balance Sheet and Cash Flow Results
We ended the first quarter of 2023 with cash and cash equivalents of $68.8 million, a decrease of $17.6 million from the prior year ended December 30, 2022. The decrease of $17.6 million during the first quarter was primarily due to net cash used in operating activities of $10.9 million and capital expenditures of $6.8 million.
Our cash used in operating activities of $10.9 million during the first quarter consisted of net loss of $0.0 million, net non-cash charges of $11.2 million, consisting primarily of depreciation and amortization of $8.5 million and share-based compensation expense of $3.6 million, and an increase in our net operating assets and liabilities of $22.1 million.
The increase in our net operating assets and liabilities of $22.1 million during the first quarter was primarily due to a decrease in accounts payable of $43.0 million, which was primarily due to the timing of inventory purchases and receipts, partially offset by a decrease in accounts receivable of $13.6 million and a decrease in inventories of $12.1 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income, non‑GAAP diluted EPS, and free cash flow. Management uses certain non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including acquisition-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income, and net income, respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.
Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our first quarter 2023 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://webcast-eqs.com/ichor050923. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13737388.
After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. Our fiscal years ended December 29, 2023 and December 30, 2022 each are 52 weeks. References to 2023 and 2022 relate to the fiscal years then ended. The three-month periods ended March 31, 2023, December 30, 2022, and April 1, 2022 each were 13 weeks. References to the first quarter of 2023, fourth quarter of 2022, and first quarter of 2022 relate to the three-month periods then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.
Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our second fiscal quarter of 2023 and the outlook beyond the first quarter, statements regarding the impacts of current macroeconomic conditions, U.S. export restrictions on semiconductor-related goods and services, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (11) dependence on a limited number of suppliers, and (12) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on February 24, 2023.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Larry Sparks, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2023	December 30, 2022	April 1, 2022
Assets
Current assets:
Cash and cash equivalents	$68,837	$86,470	$34,516
Accounts receivable, net	122,693	136,321	153,534
Inventories	271,538	283,660	263,851
Prepaid expenses and other current assets	6,530	7,007	7,662
Total current assets	469,598	513,458	459,563
Property and equipment, net	101,481	98,055	86,003
Operating lease right-of-use assets	40,609	40,557	34,054
Other noncurrent assets	12,660	12,926	12,110
Deferred tax assets, net	12,345	11,322	8,153
Intangible assets, net	68,056	72,022	84,578
Goodwill	335,402	335,402	335,902
Total assets	$1,040,151	$1,083,742	$1,020,363
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$68,030	$110,165	$142,866
Accrued liabilities	21,417	23,616	21,661
Other current liabilities	11,821	15,815	14,185
Current portion of long-term debt	7,500	7,500	7,500
Current portion of lease liabilities	9,457	9,196	7,854
Total current liabilities	118,225	166,292	194,066
Long-term debt, less current portion, net	291,459	293,218	283,495
Lease liabilities, less current portion	31,988	31,828	26,563
Deferred tax liabilities, net	29	29	38
Other non-current liabilities	4,986	4,879	4,372
Total liabilities	446,687	496,246	508,534
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 29,034,946, 28,861,949, and 28,628,907 shares outstanding, respectively; 33,472,385, 33,299,388, and 33,066,346 shares issued, respectively)	3	3	3
Additional paid in capital	437,388	431,415	420,513
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Retained earnings	247,651	247,656	182,891
Total shareholders’ equity	593,464	587,496	511,829
Total liabilities and shareholders’ equity	$1,040,151	$1,083,742	$1,020,363

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2023	December 30, 2022	April 1, 2022
Net sales	$225,870	$301,720	$293,146
Cost of sales	192,630	252,809	249,214
Gross profit	33,240	48,911	43,932
Operating expenses:
Research and development	4,313	4,947	4,851
Selling, general, and administrative	20,167	22,007	23,267
Amortization of intangible assets	3,966	3,942	5,349
Total operating expenses	28,446	30,896	33,467
Operating income	4,794	18,015	10,465
Interest expense, net	4,550	4,212	1,532
Other expense, net	784	111	84
Income (loss) before income taxes	(540)	13,692	8,849
Income tax expense (benefit)	(535)	(505)	810
Net income (loss)	$(5)	$14,197	$8,039
Net income (loss) per share:
Basic	$0.00	$0.49	$0.28
Diluted	$0.00	$0.49	$0.28
Shares used to compute net income (loss) per share:
Basic	28,984,878	28,830,505	28,592,629
Diluted	28,984,878	29,046,802	29,023,455

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2023	December 30, 2022	April 1, 2022
Cash flows from operating activities:
Net income (loss)	$(5)	$14,197	$8,039
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,489	8,357	9,315
Share-based compensation	3,637	3,799	2,897
Deferred income taxes	(1,023)	(193)	(37)
Amortization of debt issuance costs	116	116	117
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	13,628	46,976	(10,544)
Inventories	12,122	6,998	(27,718)
Prepaid expenses and other assets	2,705	477	(650)
Accounts payable	(43,018)	(31,667)	(18,209)
Accrued liabilities	(1,797)	(3,175)	2,182
Other liabilities	(5,727)	(7,111)	(1,670)
Net cash provided by (used in) operating activities	(10,873)	38,774	(36,278)
Cash flows from investing activities:
Capital expenditures	(6,819)	(6,975)	(3,417)
Net cash used in investing activities	(6,819)	(6,975)	(3,417)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	2,626	675	1,368
Employees' taxes paid upon vesting of restricted share units	(692)	(592)	(777)
Repayments on term loan	(1,875)	(1,875)	(1,875)
Net cash provided by (used in) financing activities	59	(1,792)	(1,284)
Net increase (decrease) in cash	(17,633)	30,007	(40,979)
Cash at beginning of period	86,470	56,463	75,495
Cash at end of period	$68,837	$86,470	$34,516
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$4,745	$4,133	$1,395
Cash paid during the period for taxes, net of refunds	$104	$950	$106
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$2,426	$1,543	$2,278
Right-of-use assets obtained in exchange for new operating lease liabilities, including those acquired through acquisitions	$2,261	$6,731	$6,067

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31, 2023	December 30, 2022	April 1, 2022
U.S. GAAP gross profit	$33,240	$48,911	$43,932
Non-GAAP adjustments:
Share-based compensation	421	501	551
Fair value adjustment to inventory from acquisitions (1)	—	—	2,492
Other (2)	1,287	933	—
Non-GAAP gross profit	$34,948	$50,345	$46,975
U.S. GAAP gross margin	14.7%	16.2%	15.0%
Non-GAAP gross margin	15.5%	16.7%	16.0%
(1)As part of the purchase price allocation of our acquisition of IMG Companies, LLC (“IMG”) in November 2021, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(2)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31, 2023	December 30, 2022	April 1, 2022
U.S. GAAP operating income	$4,794	$18,015	$10,465
Non-GAAP adjustments:
Amortization of intangible assets	3,966	3,942	5,349
Share-based compensation	3,637	3,799	2,897
Settlement loss (1)	—	—	3,100
Fair value adjustment to inventory from acquisitions (2)	—	—	2,492
Acquisition costs (3)	—	—	275
Other (4)	1,324	1,144	—
Non-GAAP operating income	$13,721	$26,900	$24,578
U.S. GAAP operating margin	2.1%	6.0%	3.6%
Non-GAAP operating margin	6.1%	8.9%	8.4%
(1)During the first quarter of 2022, we recorded a loss accrual of $3.1 million relating to an expected settlement of an employment-related legal matter. We expect the settlement to be finalized and paid in 2023.
(2)As part of the purchase price allocation of our acquisition of IMG, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(3)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG.
(4)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2023	December 30, 2022	April 1, 2022
U.S. GAAP net income (loss)	$(5)	$14,197	$8,039
Non-GAAP adjustments:
Amortization of intangible assets	3,966	3,942	5,349
Share-based compensation	3,637	3,799	2,897
Settlement loss (1)	—	—	3,100
Fair value adjustment to inventory from acquisitions (2)	—	—	2,492
Acquisition costs (3)	—	—	275
Other (4)	1,324	1,144	—
Tax adjustments related to non-GAAP adjustments (5)	2,206	(2,077)	(1,974)
Non-GAAP net income	$11,128	$21,005	$20,178
U.S. GAAP diluted EPS	$0.00	$0.49	$0.28
Non-GAAP diluted EPS	$0.38	$0.72	$0.70
Shares used to compute non-GAAP diluted EPS	29,412,185	29,046,802	29,023,455
(1)During the first quarter of 2022, we recorded a loss accrual of $3.1 million relating to an expected settlement of an employment-related legal matter. We expect the settlement to be finalized and paid in 2023.
(2)As part of the purchase price allocation of our acquisition of IMG, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(3)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG.
(4)Included in this amount are severance costs associated with our global reduction-in-force programs.
(5)Adjusts U.S. GAAP income tax expense for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation and amortization of intangible assets. Additionally, this adjustment excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2023	December 30, 2022	April 1, 2022
Net cash provided by (used in) operating activities	$(10,873)	$38,774	$(36,278)
Capital expenditures	(6,819)	(6,975)	(3,417)
Free cash flow	$(17,692)	$31,799	$(39,695)